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                              April 8, 1997

Vivid Technologies, Inc.
10E Commerce Way
Woburn, MA  01801

     RE:   Vivid Technologies, Inc. Registration Statement on Form S-8
           -----------------------------------------------------------



Ladies and Gentlemen:

     We are general counsel to Vivid Technologies, Inc., a Delaware corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 1,806,080 shares of the Company's Common Stock, $.01 par value (the "Shares").

     The Shares are issuable upon exercise of options granted or to be granted pursuant to the Company's (i) 1989 Combination Stock Option Plan, (the "1989 Plan"), (ii) 1996 Nonemployee Director Stock Option Plan (the "Directors Plan"), and (iii) 1996 Equity Incentive Plan (the "1996 Plan").

     In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. A copy of the Restated Certificate of Incorporation of the Company as in effect on the date hereof;

     2. A copy of the Bylaws of the Company as in effect on the date hereof;

     3. The corporate minute books or other records of the Company relating to the proceedings of stockholders and directors of the Company;

     4. The 1989 Plan;

     5. The Directors Plan;

     6. The 1996 Plan; and
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Vivid Technologies, Inc.
10E Commerce Way
Woburn, MA  01801
Page 2

     7. The Registration Statement.


     For purposes of this opinion we have assumed without any investigation (1) the legal capacity of each natural person, (2) the genuineness of each signature, the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy, and
(3) the completeness, accuracy and proper indexing of all governmental records.

     We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

     Our opinion contained herein is limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and to federal law.

     Our opinion hereafter expressed is based solely upon (1) our review of the Documents, (2) discussions with certain officers of the Company with respect to the Documents, (3) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (4) such review of published sources of law as we have deemed necessary.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the 1989 Plan, the Directors Plan or the 1996 Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

                              Very truly yours,

                              BROWN, RUDNICK, FREED & GESMER, P.C.
                              By:  Brown, Rudnick, Freed & Gesmer, a partner

                              By:/s/ Philip J. Flink
                                 -------------------
                                 Philip J. Flink, a Member
                                  hereunto duly authorized

LML/PJF/CAW